UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2017, RW Holdings NNN REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership (the “Buyer”), entered into a purchase and sale agreement (the “Agreement”) with Reasons Aviation, LLC (the “Seller”) to acquire real estate property consisting of two adjacent industrial buildings located on two parcels of land with an aggregate net rentable space of approximately 162,700 square feet in Chandler, Arizona (the “Chandler Property”). The Buyer made a deposit of $1,000,000 in connection with its entry into the Agreement. The Buyer’s obligation to purchase the Chandler Property is subject to the fulfillment, by satisfaction or written waiver, on or before December 29, 2017, of certain contingencies.

The contractual purchase price of the Chandler Property is $26,500,000 plus or minus certain closing costs. The Company intends to fund the purchase of the Chandler Property with proceeds from its ongoing initial public offering, a draw of $12,000,000 on the Company’s line of credit and a bridge loan of $12,000,000.

The buildings comprising the Chandler Property are currently operated by the Seller, who is not affiliated with the Company or its affiliates, pursuant to two lease agreements with AvAir, Inc., an aftermarket provider of aviation-related parts and supplies. Upon completion of the acquisition of the Chandler Property, the Buyer anticipates entering into a lease agreement with AvAir, Inc. covering both buildings in the Chandler Property. The lease will be personally guaranteed for five years by Mr. Robert F. Ellis, who owns 100% of the Seller and AvAir, Inc., and have a term that expires fifteen years after closing with two five-year options for renewal. The aggregate annual base rent under the lease will initially be $2,100,000. The Chandler Property is expected to generate approximately $36,200,000 in total rental revenue over the course of the 15-year initial term of the lease.

Completion of the acquisition of the Chandler Property is subject to customary closing conditions and is expected to occur on or before December 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ John H. Davis
	Name:	John H. Davis
	Title:	Chief Financial Officer

Date: December 22, 2017